Vail Banks, Inc.

News Release

For Immediate Release	Contacts:
January 18, 2005	Lisa M. Dillon Vice Chairman lisa.dillon@weststarbank.com 970-476-2002	Raymond E. Verlinde Sr. EVP/Chief Administrative Officer ray.verlinde@weststarbank.com 970-328-9710

Vail Banks Announces Fourth Quarter and Year End Results

Vail Banks, Inc. (Nasdaq: VAIL) today reported diluted net income per share of $0.12 for the fourth quarter 2004 compared to a loss of ($0.35) for fourth quarter 2003. Net income for the quarter was $643,000 versus a loss of $1.8 million in fourth quarter 2003. For 2004 the Company reported earnings of $3 million or $0.55 per share compared with $714,000 or $0.13 per share for 2003.

In looking at core earnings, the Company would have earned $842,000 or $0.16 per share for the fourth quarter 2004 compared with $326,000 or $0.06 per share for the fourth quarter of 2003. Core earnings for the fourth quarter of 2004 would exclude the $311,000 pretax loss on the sale of securities. For the fourth quarter of 2003, $1.8 million in fixed asset write-offs, $543,000 write-down on core deposit intangibles, $317,000 in severance and stock compensation, and $173,000 in lease expenses related to closed branches would be eliminated.

“Loans have continued to show healthy growth during the fourth quarter increasing $22 million or 23 percent annualized and over $95 million or 30 percent for the year,” commented Gary Judd, CEO of Vail Banks, Inc. “The growth in loans has been across our real estate construction, real estate mortgage and commercial loan portfolios. We have good momentum going into 2005. Asset quality, which has been strong throughout the year, improved again this quarter. The allowance for loan losses to non-performing loans was at 1,657 percent at year end, up 260 percent from the previous quarter. The non-performing assets to loan-related assets were at 0.25 percent at December 31, 2004, a 32 percent reduction from the third quarter. Our improved credit processes created over the past 18 months have clearly contributed to these outstanding ratios,” stated Mr. Judd.

Mr. Judd further commented, “Core deposit balances have improved throughout the year increasing $53 million or 16 percent since last year end. For the fourth quarter, average core deposits increased $13 million or 14 percent annualized since the end of the third quarter. This growth has kept our cost of deposits at a low 1.23 percent as of December 31, 2004, and importantly, indicates a strengthening of our relationship with our customers. These core balances, coupled with our slightly asset sensitive balance sheet, have improved our net interest margin 22 percent since year end 2003 to 4.95 percent in this rising interest rate environment.”

The asset quality of WestStar Bank is at an all-time high. Non-accrual loans stood at $235,000 at December 31, 2004 compared with $1.7 million at year end 2003, down 87 percent. Loans 90 days or more past due and accruing were only $17,000 at December 31, 2004 compared to $164,000 on the same date in the prior year, a 90 percent reduction. Loans past due 30 days or more and accruing have improved 32 percent to 0.32 percent at year end compared to 0.47 percent at year end 2003. Finally, total risk assets compared to loan-related assets has declined 66 percent since the prior year end to 0.25 percent.

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Mr. Judd stated, “Given the significant loan growth experienced during the past three quarters, we have taken the opportunity to increase our funding to support this growth by selling $19.6 million of investment securities taking a pretax loss of $311,000. These investment sales not only improve our balance sheet, but will also enhance our net interest margin in the future.”

Throughout this significant loan growth, the Bank has maintained strong loan loss reserve coverage. The Bank has added $704,000 to the reserve for the year ended December 31, 2004 compared to $578,000 for the same period last year, a 22 percent increase. The Bank had net charge-offs of 0.09 percent for the year ended December 31, 2004 compared to 0.25 percent for 2003, a 64 percent improvement.

Total revenue (net interest income and non-interest income) increased $982,000, or 13 percent in the fourth quarter 2004 compared to the same quarter for 2003. Loan interest and fees have increased 23 percent or $1.4 million between the fourth quarter of 2004 and 2003. This increase was the result of improved loan volumes, partially offset by a 3 percent reduction in loan yields. Total interest and fees on loans increased $947,000 or 56 percent on an annualized basis between the fourth and third quarter 2004 as a result of improved volumes and yields.

During the quarter, the Bank developed a marketing strategy and plan for each region that it will implement throughout 2005 to further its growth in market share in the communities it serves. “We believe that we are positively positioned moving into 2005 to capitalize on the opportunities that are presented in our markets,” stated Mr. Judd.

The Company has made a conscious effort to reduce its non-interest expenses throughout the year. Not considering $2.8 million in one-time adjustments made in the fourth quarter 2003, non-interest expenses have been reduced $452,000 or 2 percent for the year even with the substantial loan and deposit growth and the opening of a new branch during 2004. Additionally, the Company remodeled existing facilities and constructed a new, larger branch to replace an older location. “We are very pleased with the direction non-interest expenses are heading and we will continue to review opportunities in the coming year to increase our operating efficiencies,” said Mr. Judd.

At its meeting on January 17, the Board of Directors of Vail Banks declared a regular quarterly dividend of $0.07 per share payable February 11 to shareholders of record on January 28.

Also at its meeting on January 17, the Company’s Board of Directors reauthorized the Company’s stock repurchase program. The total amount of repurchases under the program, both previously completed and allowable up to January 2006, aggregate approximately $29 million. During 2004, the Company did not repurchase any common shares. Since inception of the stock repurchase program in March 2001, the Company has repurchased 1,535,380 shares at an average price of $12.10 per share for an aggregate purchase price of approximately $19 million. Shares outstanding at March 2001 were 6,202,758. Shares outstanding at December 31, 2004 were 5,326,504. This represents a decrease of 14 percent in shares outstanding.

Vail Banks, Inc., through its subsidiary WestStar Bank, has 23 banking offices in 18 communities in Colorado, including Aspen, Avon, Breckenridge, Cedaredge, Delta, Denver, Dillon, Edwards, Estes Park, Frisco, Glenwood Springs, Granby, Grand Junction, Gypsum, Montrose, Norwood, Telluride and Vail.

Vail Banks warns caution should be taken in relying upon any forward-looking statements in this release, as they involve a number of risks and uncertainties that could cause actual results to differ materially from any such statements, including the risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, under the caption “Certain Factors Affecting Forward Looking Statements,” which discussion is incorporated herein by reference.

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Vail Banks, Inc

Financial Highlights
(in thousands, except per share data)

	Three Months Ended

	Dec 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2004 (2)	2004 (2)	2004 (2)	2004 (2)	2003

Earnings and Performance
Net income (loss)	$643	559	574	1,180	(1,761)
Diluted net income (loss) per share	0.12	0.10	0.11	0.22	(0.35)
Return on assets	0.41%	0.37	0.39	0.80	(1.18)
Return on equity	4.30	3.79	3.95	8.13	(11.77)
Net interest margin (FTE)	4.95	4.68	4.38	4.17	4.05
Efficiency ratio	89	87	89	73	130

Asset Quality Ratios
Net charge-offs (recoveries) to average loans	0.03%	(0.05)	0.04	0.38	(0.05)
Allowance for loan losses to loans	0.96	0.97	0.97	1.05	1.12
Allowance for loan losses to non-performing loans	1,657	460	217	205	201
Non-performing assets to loan-related assets	0.25	0.37	0.67	0.72	0.68
Risk assets to loan-related assets (1)	0.25	0.37	0.67	0.73	0.73

Capital Ratios
Equity to assets at period end	9.44%	9.50	9.82	9.77	10.05
Tangible equity to assets at period end	3.75	3.72	3.70	3.81	3.63
Leverage ratio	8.06	8.28	7.93	7.80	7.45
Tier 1 capital ratio	10.52	10.88	11.58	11.91	11.50
Total capital ratio	12.02	12.47	13.49	13.96	13.72

Other Information at Period End
Book value per share	$11.25	11.19	10.89	11.20	10.95
Tangible book value per share	4.46	4.38	4.10	4.37	3.96
Closing market price	13.18	13.08	12.44	12.32	11.94
Shares outstanding	5,326,504	5,310,754	5,326,330	5,298,093	5,283,264
Full time equivalent associates	249	252	238	238	244
Banking offices	23	23	22	22	22

(1)	Risk assets are non-performing assets plus loans 90 days or more past due and accruing.
(2)	Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior period information has not been restated.

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Vail Banks, Inc

Balance Sheet
(in thousands, except share data)

	December 31,	December 31,	Percent
Assets	2004	2003	Change

Cash and due from banks	$18,360	21,628	(15)%
Federal funds sold	17,295	79,280	(78)
Interest-bearing deposits in banks	---	2,000	(100)
Investment securities
Available for sale	103,779	76,554	36
Held to maturity	246	370	(34)
Bank stocks	4,457	4,371	2

Investments in Trust I and Trust II (1)	743	0	0
Loans held for sale	7,110	2,515	183

Gross loans	407,629	312,544	30
Allowance for loan losses	(3,895)	(3,503)	11
Net deferred loan fee income	(1,276)	(770)	66
Premises and equipment, net	38,721	38,147	2
Goodwill, net	35,970	36,758	(2)
Other intangible assets, net	159	199	(20)
Other assets	5,297	5,517	(22)

	$634,595	575,610	10%

Liabilities and Shareholders' Equity

Liabilities

Deposits	$500,444	448,515	12%
Federal funds purchased and securities
sold under agreements to repurchase	894	907	0
Federal Home Loan Bank advances	42,444	39,461	8
Trust preferred (1)	0	24,000	(100)
Subordinated notes to Trust I and Trust II (1)	24,743	0	0
Other liabilities	3,605	4,165	(38)

Total liabilities	572,130	517,048	10

Minority interest	2,563	703	265

Shareholders' equity

Common equity	60,520	57,979	4
Accumulated other comprehensive loss	(618)	(120)	415

Total shareholders' equity	59,902	57,859	4

	$634,595	575,610	10%

Loan Mix at Period End

Commercial, industrial, and land	$239,946	185,158	30%
Real estate--construction	92,705	63,844	45
Real estate--mortgage	69,164	57,602	20
Consumer	5,814	5,940	(2)

Total gross loans	$407,629	312,544	30%

Deposit Mix at Period End

Interest bearing checking	$92,279	88,191	5%
Savings	31,261	29,873	5
Money market	132,388	103,969	27
CDs under $100,000	51,541	55,978	(8)
CDs $100,000 and over	72,848	69,199	5

Interest bearing deposits	380,317	347,210	10

Non-interest bearing checking	120,127	101,305	19

Total deposits	$500,444	448,515	12%

Shares Outstanding at Period End	5,326,504	5,283,264	1%

(1) Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior year information has not been restated.

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Vail Banks, Inc.

Statement of Income
(in thousands, except share data)

	Three months ended December 31,		Percent	Year ended December 31,		Percent
	2004	2003	Change	2004	2003	Change

Interest income
Interest on loans	$6,623	5,437	22%	22,965	23,495	(2)
Fees on loans	1,028	801	28	3,620	2,603	39
Interest on investment securities	1,056	557	90	4,008	3,404	18
Interest on federal funds sold
and short-term investments	21	210	(90)	335	690	(51)
Investments in Trust I and Trust II (1)	19	0	0	76	0	0

Total interest income	8,747	7,005	25	31,004	30,192	3
Interest expense
Deposits	1,200	1,068	12	4,252	4,644	(8)
Borrowings	379	430	(12)	1,436	1,602	(10)
Federal funds purchased and securities sold under agreements to repurchase	19	1	1,800	24	1	2,300
Trust preferred	0	612	(100)	0	2,447	(100)
Subordinated notes to Trust I and Trust II (1)	631	0	0	2,523	0	0

Total interest expense	2,229	2,111	6	8,235	8,694	(5)
Net interest income	6,518	4,894	33	22,769	21,498	6

Provision for loan losses	180	164	10	704	578	22

Net interest income after provision	6,338	4,730	34	22,065	20,920	5

Non-interest income	2,024	2,666	(24)	10,203	11,142	(8)
Non-interest expense	7,614	9,825	(23)	27,801	31,038	(10)

Income before taxes	748	(2,429)	(131)	4,467	1,024	336
Income taxes	105	(668)	(116)	1,511	310	387
Net Income	$643	(1,761)	(137)%	2,956	714	314

Diluted net income per share	$0.12	(0.35)	(134)%	0.55	0.13	323
Weighted average shares outstanding - diluted	5,423,984	5,405,729	0	5,417,562	5,617,720	(4)

Profitability Ratios

Return on assets	0.41%	(1.18)		0.49	0.12
Return on equity	4.30	(11.77)		5.03	1.14
Net interest margin (FTE)	4.95	4.05		4.55	4.46
Net (recoveries) chargeoffs	0.03	(0.05)		0.09	0.25
Efficiency ratio	89	130		84	95

Average Balances

Assets	$630,212	589,586	7%	604,921	589,664	3
Earning assets	534,933	492,696	9	511,792	494,134	4
Loans	394,763	311,001	27	350,535	324,086	8
Deposits	498,080	457,108	9	478,490	456,810	5
Shareholders' equity	59,477	59,340	0	58,736	62,457	(6)

(1)  Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior period information has not been restated.

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Vail Banks, Inc.

Statement of Income by Quarter
(in thousands, except share data)

	Three Months Ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2004	2004	2004	2004	2003

Interest income
Interest on loans	$6,623	5,829	5,223	5,290	5,437
Fees on loans	1,028	875	943	774	801
Interest on investment securities	1,056	1,134	1,045	773	557
Interest on federal funds sold
and short-term investments	21	25	85	204	210
Investments in Trust I and Trust II (1)	19	19	19	19	0

Total interest income	8,747	7,882	7,315	7,060	7,005
Interest expense
Deposits	1,200	1,028	1,005	1,019	1,068
Borrowings	379	340	345	372	430
Federal funds purchased and securities sold under agreements to repurchase	19	3	1	1	1
Trust preferred (1)		0	0	0	612
Subordinated notes to Trust I and Trust II (1)	631	631	630	631	0

Total interest expense	2,229	2,002	1,981	2,023	2,111
Net interest income	6,518	5,880	5,334	5,037	4,894

Provision for loan losses	180	323	43	158	164

Net interest income after provision	6,338	5,557	5,291	4,879	4,730

Non-interest income
Deposit related	689	717	692	685	757
Mortgage broker fees	812	756	775	803	853
Gain (loss) on sale of fixed assets	(1)	(11)	103	1,678	0
Other	524	781	522	678	1,056
	2,024	2,243	2,092	3,844	2,666
Non-interest expense
Salaries and employee benefits	4,375	4,096	3,994	4,019	4,578
Occupancy	1,050	1,000	846	845	1,259
Furniture and equipment	658	608	611	562	673
Amortization of intangible assets	10	10	10	10	561
Other	1,521	1,338	1,158	1,080	2,754
	7,614	7,052	6,619	6,516	9,825

Income (loss) before taxes	748	748	764	2,207	(2,429)
Income tax expense (benefit)	105	189	190	1,027	(668)
Net Income (Loss)	$643	559	574	1,180	(1,761)

Diluted net income (loss) per share	$0.12	0.10	0.11	0.22	(0.35)

(1)  Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior period information has not been restated.

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Vail Banks, Inc.

Supplemental Information
(in thousands)

	Three Months Ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2004 (1)	2004 (1)	2004 (1)	2004 (1)	2003

Average Balances
Assets	$630,212	604,689	592,343	592,263	589,586
Earning assets	534,933	511,363	501,982	498,642	492,696
Loans	394,763	362,585	329,508	314,667	311,001
Deposits	498,080	480,902	468,618	466,117	457,108
Interest bearing liabilities	455,340	436,601	430,525	428,143	427,518
Shareholders' equity	59,477	58,621	58,453	58,385	59,340

Average Deposit Mix
Interest bearing checking	97,081	99,279	95,259	92,413	89,817
Savings	33,013	31,893	30,300	30,708	30,019
Money market	133,006	124,130	126,845	119,881	108,637
CDs under $100,000	52,144	51,943	53,141	55,109	58,357
CDs $100,000 and over	74,070	69,965	64,829	66,746	71,979

Interest bearing deposits	389,314	377,210	370,374	364,857	358,809

Non-interest bearing checking	108,766	103,692	98,244	101,260	98,299

Total deposits	498,080	480,902	468,618	466,117	457,108

Net Interest Margin Analysis
Net interest income	$6,518	5,880	5,334	5,037	4,894
Fully taxable equivalent adjustment	133	132	134	132	133

Net interest income (FTE)	6,651	6,012	5,468	5,169	5,027

Yields (FTE)
Loans	7.71	7.36%	7.53	7.75	7.96
Investment securities	3.63	3.59	3.53	4.05	3.28
Other earning assets	3.26	2.39	1.16	0.99	0.90
Total earning assets	6.60	6.23	5.97	5.80	5.75

Cost of funds
Interest bearing deposits	1.23	1.08	1.09	1.12	1.18
Other interest bearing liabilities	6.20	6.52	6.53	6.38	6.02
Total interest bearing liabilities	1.95	1.82	1.85	1.90	1.96
Total interest expense to earning assets	1.65	1.55	1.59	1.63	1.70

Net interest margin (FTE)	4.95	4.68	4.38	4.17	4.05

(1)  Reflects the adoption of Financial Interpretation Number 46 on January 1, 2004. Prior period information has not been restated.

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Vail Banks, Inc.

Asset Quality
(in thousands)

	Three Months Ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2004	2004	2004	2004	2003

Asset Quality
Nonaccrual loans	$235	814	1,555	1,636	1,747
Restructured loans	0	0	0	0	0
Total non-performing loans	235	814	1,555	1,636	1,747
Foreclosed properties	785	606	788	674	362
Total non-performing assets	1,020	1,420	2,343	2,310	2,109
90+ days past due and accruing	17	3	8	15	164
Total risk assets	$1,037	1,423	2,351	2,325	2,273

Allowance for Loan Losses
Beginning Balance	$3,742	3,369	3,361	3,503	3,299
Provision for loan losses	180	323	43	158	164
Loan charge-offs	63	149	120	338	78

Loan recoveries	36	199	85	38	118

Net charge-offs (recoveries)	27	(50)	35	300	(40)
Ending Balance	$3,895	3,742	3,369	3,361	3,503

Net Charge-Offs (Recoveries) to Average Loans	0.03	(0.05)%	0.04	0.38	(0.05)

Loans Past Due 30 Days or More and Accruing	0.32	0.15	0.24	2.46	0.47

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